Exhibit 3.52

ARTICLES OF INCORPORATION

1.	CORPORATE NAME:	CASH AMERICA, INC. OF ILLINOIS
(The corporate name must contain the word “corporation”, “company,” “incorporated,” “limited” or an abbreviation thereof.)
2.	Initial Registered Agent:	NATIONAL REGISTERED AGENTS, INC.

		First Name	Middle Initial	Last name
	Initial Registered Office:	311 SOUTH WACKER DRIVE, SUITE 4550
		Number	Street	Suite #
		CHICAGO IL	60606-6621	COOK
		City	Zip Code	County

3.	Purpose or purposes for which the corporation is organized:(If not sufficient space to cover this point, add one or more sheets of this size.)

The purposes for which the corporation is organized shall be to transact any and all lawful business for which corporations may be incorporated pursuant to the provisions of the Business Corporations Act of 1983.

4.	Paragraph 1: Authorized Shares, Issued Shares and Consideration Received:

	Class	Par Value per Share	Number of Shares Authorized	Number of Shares Proposed to be Issued	Consideration to be Received Therefor
	Common	$.01	1,000	1,000	$1,000.00

				TOTAL=	$1,000.00

Paragraph 2: The preferences, qualifications, limitations, restrictions and special or relative rights in respect of the shares of each class are:

(If not sufficient space to cover this point, add one or more sheets of this size.)

5.	OPTIONAL:	(a)Number of directors constituting the initial board of directors of the corporation: 2
(b)Names and addresses of the persons who are to serve as directors until the first annual meeting of shareholders or until their successors are elected and qualify:
		Name	Residential Address	City, State, ZIP
		JACK R. DAUGHERTY	1600 WEST 7TH STREET, SUITE 900, FORT WORTH, TEXAS 76102
		DANIEL R. FEEHAN	1600 WEST 7TH STREET. SUITE 900, FORT WORTH, TEXAS 76102
6.	OPTIONAL:	(a)It is estimated that the value of all property to be owned by the corporation for the following year wherever located will be:		$
		(b)It is estimated that the value of the property to be located within the State of Illinois during the following year will be:		$

(c)It is estimated that the gross amount of business that will be transacted by the corporation during the following year will be: $
(d)It is estimated that the gross amount of business that will be transacted from places of business in the State of Illinois during the following year will be: $
7.	OPTIONAL:	OTHER PROVISIONS
Attach a separate sheet of this size for any other provision to be included in the Articles of Incorporation, e.g., authorizing preemptive rights, denying cumulative voting, regulating internal affairs, voting majority requirements, fixing a duration other than perpetual, etc.
8.		NAME(S) & ADDRESS(ES) OF INCORPORATOR(S)

The undersigned incorporator(s) hereby declare(s), under penalties of perjury, that the statements made in the foregoing Articles of Incorporation are true.

Dated January 13, 1998.

	Signature and Name		Address
1.	/s/ HUGH SIMPSON	1.	1600 WEST 7TH STREET, SUITE 900
	Signature		Street
	HUGH A. SIMPSON		FORTH WORTH, TEXAS 76102
	(Type or Print Name)		City/Town State Zip Code
2.		2.
	Signature		Street

	(Type or Print Name)		City/Town State Zip Code
3.		2.
	Signature		Street

	(Type or Print Name)		City/Town State Zip Code

(Signatures must be in BLACK INK on original document. Carbon copy, photocopy or rubber stamp signatures may only be used on conformed copies.)

NOTE: If a corporation acts as incorporator, the name of the corporation and the state of incorporation shall be shown and the execution shall be by its president or vice president and verified by him, and attested by its secretary or assistant secretary.

FEE SCHEDULE

•	The initial franchise tax is assessed at the rate of 15/100 of 1 percent ($1.50 per $1,000) on the paid-in capital represented in this state, with a minimum of $25.
•	The filing fee is $75.
•	The minimum total due (franchise tax + filing fee) is $100. (Applies when the Consideration to be Received as set forth in Item 4 does not exceed $16,667)
•

The Department of Business Services in Springfield will provide assistance in calculating the total fees if necessary. Illinois Secretary of State Springfield, IL 62756 Department of Business Services Telephone (217) 782-9522 or 782-9523

RIDER TO ARTICLES OF INCORPORATION

Article Seven

7.1	The corporation reserves the right to amend, alter or repeal any provision contained in these Articles of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon the shareholders herein are granted subject to this reservation.

7.2	Each person who is or was a director or officer of the corporation and each person who serves or served at the request of the corporation as a director, officer or partner of another enterprise shall be indemnified by the corporation in accordance with, and to the fullest extent authorized by, the Illinois Business Corporation Act of 1983, as amended, as the same now exists or may be hereafter amended. No amendment to or repeal of this provision shall apply to or have any effect on the rights of any individual referred to in this provision for or with respect to acts or omissions of such individual occurring prior to such amendment or repeal.

7.3	To the fullest extent permitted by the Illinois Business Corporation Act of 1983, as amended, as the same now exists or may be hereafter amended, a director of the corporation shall not be liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director. No amendment to or repeal of this provision shall apply to or have any effect on the liability or alleged liability of any director of the corporation for or with respect to any acts or omissions of such director occurring prior to the effective date of such amendment or repeal.

7.4	Under no circumstances shall any shareholder have cumulative voting rights.

7.5	Under no circumstances shall any shareholder have pre-emptive rights.